POWER OF ATTORNEY





         The  undersigned  hereby  constitutes  and appoints Glade M. Knight and
                         ,  each acting singly, his attorney-in-fact, to execute
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on his behalf, individually and in each capacity stated below, and to file, any documents referred to below relating to the registration of up to $250 million of the common shares of Apple Residential Income Trust, Inc. (the "Company"), such documents being: a Registration Statement to be filed with the Securities and Exchange Commission; such statements with, or applications to, the regulatory authorities of any state in the United States as may be necessary to permit such shares to be offered and sold in such states; and any and all amendments to any of the foregoing, with all exhibits and documents required to be filed in connection therewith. The undersigned further grants unto said attorneys and each of them full power and authority to perform each and every act necessary to be done in order to accomplish the foregoing registrations as fully as he himself might do.

         IN WITNESS  WHEREOF,  the undersigned has signed this power of attorney
as of this     day of August, 1996.
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                                                  Director of the Company